UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		January 8, 2014
DOGINN, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-173438	27-3191889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1380 Lougar Ave, Sarnia ON Canada		N7S 5N7
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(519) 381-7086
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 8, 2014, we received written consent from our company’s board of directors and a holder of 62.88% of our company’s voting securities to increase our authorized capital and effect a stock dividend of our issued and outstanding shares of common stock.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on January 8, 2014, we received written consent from a holder of 62.88% of our company’s voting securities to increase our authorized share capital from 65,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001 to 140,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001 and to effect a stock dividend of our issued and outstanding shares of common stock on a 1:9 basis.

The amendments are currently being submitted to the Financial Industry Regulatory Authority (“FINRA”) for review.  We will announce the completion of FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGINN, INC.
/s/ Robin Looban
Robin Looban
President and Director

Date:	January 10, 2014

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